Exhibit 1.

Outstanding Stock Options Summary - Balance July 1,  2001



                                                   [Toronto Stock Exchange Logo]


Company Name:       Belzberg Technologies Inc
                    ---------------------------------------------------------
Stock Symbol:       BLZ
                    ---------------------------------------------------------
For Month Ending:   July 31, 2001
                    ---------------------------------------------------------
Date Prepared:      Aug 10, 2001
                    ---------------------------------------------------------
Company Contact:    L Cyna CFO
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                        Outstanding Stock Options Summary


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Stock Options Outstanding - Balance July 1, 2001                                    4,171,900
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Options Granted:  (Add)
     Date of Grant             Name        Expiry Date        Price       Number
------------------------- -------------- ------------------- --------------------- ------------

     Jul 18/01               K. Brown       Sep 30/07         5.00         1,000
Subtotal                                                                                1,000

Options Exercised:         (Subtract)
          Date                Name        Date of Grant      Price        Number
Subtotal

   Options Cancelled:      (Subtract)
          Date                Name        Date of Grant      Price        Number
Subtotal
Closing Stock Option Plan Balance    June 30, 2001                                   4,170,900
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

               Shares Reserved for Share Compensation Arrangements
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
Opening Reserve Balance                                                                 21,500
Stock Options Exercised (Subtract)
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Closing Reserve Balance                                                                 21,500
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



                  Issued and Outstanding Share Capital Summary
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
Issued and Outstanding - Opening Balance                                             11,028,424
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Issued - Exercise of Employee Options                                                     1,000
Issuer Bid Cancellation of Shares Purchased                                              -31200
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Closing Issued Capital Balance                                                       10,998,224
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


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